EXHIBIT 23(B)

                    CONSENT OF INDEPENDENT ACCOUNTANTS

            We consent to the incorporation by reference in this Registration Statement on Form S-3 (No. 33-54481) of Battle Mountain Gold Company of our report dated January 22, 1994 on our audits of the financial statements of Niugini Mining Limited as of December 31, 1993 and 1992 and for each of the three years in the period ended December 31, 1993 included in Battle Mountain Gold Company's Form 10-K for the year ended December 31, 1993. We also consent to the reference to our Firm under the caption "Experts".


                                     Coopers & Lybrand

Sydney, Australia
August 26, 1994